                                                                       EXHIBIT 5

                              USDATA CORPORATION

                       WRITTEN CONSENT OF THE HOLDERS OF
             SERIES A PREFERRED STOCK AND SERIES B PREFERRED STOCK

                          Dated as of March 30, 2001


     The undersigned, being the all of the holders (the "Stockholders") of
                                                         ------------
Series A Preferred Stock and Series B Preferred Stock of USDATA Corporation (the "Company"), in accordance with the applicable provisions of the Certificate of
 -------
Incorporation for the Company, hereby consent to the transactions contemplated by the USDATA Corporation Series C Preferred Stock Purchase Agreement dated as of March 30, 2001, by and among the Company and SCP Private Equity Partners II, L.P. (the "Agreement"), including without limitation to the filing of the
           ---------
Certificate of Designation for the Series C-1 and Series C-2 Preferred Stock attached as Exhibit A and the issuance of the Series C-1 and Series C-2
            ---------
Preferred Stock and related warrants as contemplated by the Agreement.

                           [Signature page follows.]
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     IN WITNESS WHEREOF, the undersigned Stockholders have duly executed this
Written Consent this 30th day of March, 2001.


                              Safeguard Delaware, Inc.


                              By: /s/ N. Jeffrey Klauder
                                 -----------------------
                              Name:  N. Jeffrey Klauder
                                     -------------------
                              Title: Vice President
                                     -------------------


                              Safeguard 2000 Capital, L.P.

                              By:  Safeguard Delaware, Inc.,
                                   its General Partner


                              By: /s/ N. Jeffrey Klauder
                                 -----------------------
                              Name:  N. Jeffrey Klauder
                                     -------------------
                              Title: Vice President
                                     -------------------


                              SCP Private Equity Partners II, L.P.

                              By: SCP Private Equity II General Partner, L.P. its General Partner

                              By:  SCP Private Equity II LLC,
                                   its Manager


                              By: /s/ Thomas G. Rebar
                                 -----------------------
                              Name:  Thomas G. Rebar
                                     -------------------
                              Title: Manager
                                     -------------------